Exhibit 10.7

AMENDMENT

Rockdale Resources, Inc. and Kingman Operating Company, Inc. agree to amend their March 21, 2012 Letter Agreement as follows:

Option to Farmout 300 acre Tract

Effective November 7, 2012 Rockdale will issue Kingman 400,000 shares of its restricted common stock to acquire the lease at any time on or before January 31, 2012 for $920,000.

Kingman’s 10% Working Interest

Kingman will not have any carried working interest in the leases referred to in the March 21, 2012 Letter Agreement:

Conveyance of Rockdale Capital Stock

The 1,600,000 shares of Rockdale’s capital stock will not be issued to Kingman, but instead will be issued to Michael D. Smith in consideration for the payment to Rockdale of $16,000.

Austin Office Space

Rockdale will provide Kingman one room (approximately 200 square feet) free of change at Rockdale’s offices in Austin, Texas.

Other

With respect to the leases referred to in the March 21, 2012 Letter Agreement, Rockdale will pay Kingman;

•	$400 a month to operate any wells which Rockdale drills and completes on the leases, and

•	will pay a pumper $400 a month to gauge and pump the tank batteries on the leases.

The cost to drill and complete the first five wells on the 200 acre lease was $275,000 per well.

The cost to drill and complete the sixth well on the 200 acre lease was $150,000, since it was not fractured or otherwise stimulated.

The cost to drill and complete any remaining wells on the 200 or 300 acre leases will be at cost, estimated to be approximately $150,000 per well, on the terms of a multiple well drilling commitment.

Agreed to and Accepted:

Kingman Operating Company                                                                Rockdale Resources, Inc.

By:/s/ Michael D. Smith                                                                           By:/s/ John P. Barton
     Michael D. Smith,                                                                                       John P. Barton
     President                                                                                                     Vice President